UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 23, 2019
Date of Report (Date of earliest event reported)

GALA PHARMACEUTICAL INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52044	42-1771014
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

18881 Von Karman Avenue, Suite 1440, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

(775) 321-8238

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K fi ling is intended to simultaneously satisfy the fi ling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

This form 8-K/A is being filed as an amendment (“Amendment No. 2”) to the current Report on Form 8-K filed by Gala Pharmaceutical, Inc. on July 9, 2018 (the “Original Filing”) and the Amendment No. 1 filed on July 20, 2018. The purpose of this Amendment No. 3 to clear of any reporting errors made in past filings concerning Maqsood Rehman’s employment agreements with the company.

ITEM 8.01 OTHER EVENTS

The following is the employment history between Gala Pharmaceutical, Inc. and Maqsood Rehman:

History of Agreements between GLPH and Maqsood Rehman:

•	June 13, 2017: Mr. Rehman hired as chief Operation Officer (COO) of GLPH. He is awarded 1,500,000 common shares of GLPH annually and $15,000 monthly (original agreement).
•	November 27, 2017: Mr. Rehman was offered the position of Chief Executive Officer (CEO) of GLPH (Amendment No. 1 of the original agreement).
•	January 5, 2018: Mr. Rehman was awarded 5,000,000 common shares of GLPH for accepting the CEO position. (Amendment No. 2 of the original agreement).
•	The terms of the CEO position remain the same as in the original agreement.
•	The purpose of this Agreement (Amendment No. 3) is to include all the past amendments with the proper dates.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is attached as part of this report:

Exhibit No.   Description

    10.1 Amendment No. 3 to Agreement for Corporate Executive

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GALA PHARMACEUTICAL INC.

Date: August 23, 2019	By:	/s/ Maqsood Rehman
Maqsood Rehman
	Title:	Chief Executive Officer

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